FOR IMMEDIATE RELEASE	For more information contact:
Patrick Cline President NextGen Healthcare Information Systems. (215) 657-7010 www.qsii.com

Sean Collins Partner CCG Investor Relations (310) 231-8600 www.ccgir.com

QUALITY SYSTEMS REPORTS RESIGNATION OF ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER EFFECTIVE AUGUST 16, 2008

IRVINE, Calif.--(BUSINESS WIRE)— June 24, 2008--Quality Systems, Inc. (NASDAQ:QSII - news) today announced that Lou Silverman, its President and Chief Executive Officer, has resigned his position as the company’s President and Chief Executive Officer effective August 16th, 2008.

The Company anticipates having a qualified replacement in place before Mr. Silverman’s departure and a subcommittee of the Board of Directors has been appointed to review potential candidates.

Patrick Cline, President of the company’s NextGen Healthcare Information Systems Division said: “The management team including Donn Neufeld, Paul Holt and I remain committed to the Company’s successful future and are confident that this can be achieved. Lou and I worked well together and I join other directors in thanking him for his contribution, and I wish him the best of luck with his new endeavor.”

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity and other applications and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug

Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.